SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

OTELCO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock ($0.01 par value per share)	OTEL	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On March 31, 2021, pursuant to the terms of the Agreement and Plan of Merger, dated July 26, 2020 (the “Merger Agreement”), by and among Otelco Inc., a Delaware corporation (the “Company”), Future Fiber FinCo, LLC, a Delaware limited liability company (f/k/a Future Fiber FinCo, Inc.) (“Parent”), and Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company and Parent completed the merger of Merger Sub with and into the Company, with the Company surviving the merger as the surviving corporation (the “Surviving Corporation”) and a wholly owned, indirect subsidiary of Parent (the “Merger”). Parent is an affiliate of Oak Hill Capital Partners V (Onshore), L.P. (“Oak Hill”), which is managed by Oak Hill Capital Management, LLC, a private equity firm. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 31, 2021, in connection with the completion of the Merger, the Company entered into that certain Amended and Restated Credit Agreement (the “A&R Credit Agreement”), by and among the Company, as borrower, Otelco Parent, Inc., as parent guarantor, each subsidiary of the Company listed as a guarantor on the signature pages thereto, as guarantors, the lenders from time to time party thereto, as lenders, and CoBank, ACB, as administrative agent, issuer of letters of credits, and provider of the swing line commitment, which amended and restated in its entirety that certain Credit Agreement, dated as of November 2, 2017 (as amended by that certain Agreement Regarding Amendments to Credit Agreement, dated as of March 2, 2020) among the Company, as borrower, the guarantors party thereto, the lenders party thereto, and CoBank, ACB, as administrative agent and collateral agent. Pursuant to the A&R Credit Agreement, the lenders party thereto have agreed to provide to the Company commitments to fund a revolving credit facility in an aggregate principal amount at any time outstanding not to exceed $20,000,000, and a term loan facility in an aggregate principal amount not to exceed $70,000,000, as such aggregate amounts may be increased or reduced from time to time in accordance with the terms of the A&R Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding as of immediately prior to the Effective Time (other than (1) Owned Company Shares or (2) Dissenting Company Shares) was automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $11.75, without interest thereon (the “Per Share Price”).

Also at the Effective time, (i) each Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest, equal to (a) the amount of the Per Share Price multiplied by (b) the total number of shares of Common Stock subject to such Company RSU, and (ii) each Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest, equal to (a) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option) multiplied by (b) the total number of shares of Common Stock issuable upon exercise in full of such Company Option (with Company Options whose exercise price was equal to or greater than the Per Share Price being cancelled for no consideration).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2020 and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the completion of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on March 31, 2021 that each outstanding share of Common Stock (except as described in Item 2.01 above) was converted pursuant to the Merger Agreement as described under Item 2.01 above, and the Company requested that Nasdaq file a Form 25 with the SEC to remove the Common Stock from listing on Nasdaq and deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Trading of the Common Stock on Nasdaq was suspended effective as of the close of business on March 31, 2021. Nasdaq filed the Form 25 with the SEC on March 31, 2021. In addition, the Surviving Corporation and Parent intend to file a Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(b) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is included in Item 2.01 above and is incorporated herein by reference.

The Merger Agreement was adopted by the Company’s stockholders at a virtual special meeting held on October 9, 2020.

In connection with the Merger and at the Effective Time, holders of Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than the right to receive the Per Share Price pursuant to the Merger Agreement or any appraisal rights under Delaware law, if applicable).

Item 5.01.	Changes in Control of Registrant.

The information included in Item 2.01 above and Item 5.02 below is incorporated herein by reference. As a result of the Merger, a change in control of the Company occurred. Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned indirect subsidiary of Parent. The total amount of consideration payable to the Company’s stockholders in connection with the Merger was approximately $40.2 million. The funds used by Parent to consummate the Merger and pay the related fees and expenses with respect to the Merger came from debt financing provided by CoBank, ACB and equity financing from Oak Hill and its parallel funds.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, in connection with the Merger, Barbara M. Dondiego-Stewart, Howard J. Haug, Dayton R. Judd, Stephen P. McCall and Brian A. Ross resigned as members of the board of directors of the Company as of the Effective Time. These departures were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

From and after the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the organizational documents of the Surviving Corporation and by applicable law, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. In addition, Richard A. Clark will continue on the board of directors of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2021, pursuant to the Merger Agreement, at the Effective Time, the Company’s Amended and Restated Certificate of Incorporation, as in effect prior to the Effective Time, was amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such Amended and Restated Certificate of Incorporation, as amended, became the certificate of incorporation of the Surviving Corporation except that, at the Effective Time, the certificate of incorporation of the Surviving Corporation was amended so that the name of the Surviving Corporation is “Otelco Inc.”

On March 31, 2021, pursuant to the Merger Agreement, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective time, became the bylaws of the Surviving Corporation, except that all references to Merger Sub were automatically amended to become references to the Surviving Corporation.

The certificate of incorporation and bylaws of the Surviving Corporation are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On March 31, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Otelco Inc.

3.2	Amended and Restated Bylaws of Otelco Inc.

99.1	Press Release, dated as of March 31, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otelco Inc. (Registrant)

Date: March 31, 2021	By:	/s/ Curtis L. Garner, Jr.
	Name:	Curtis L. Garner, Jr.
	Title:	Chief Financial Officer